UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2023

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California,  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On August 8, 2023, EMCORE Corporation (the “Company”) announced that it signed a non-binding letter of intent with Photonics Foundries, Inc. (the “Buyer”) for the sale of the Company’s CATV, wireless, sensing and defense optoelectronics business lines. The proposed transaction involves the transfer of substantially all assets and liabilities related to these business lines, including with respect to employees, contracts, intellectual property primarily related to these businesses, and inventory.

With respect to the Buyer’s assumption of the Company’s manufacturing agreement with its electronics manufacturing services (“EMS”) provider for its Cable TV products, the Company expects to (i) make a $360,000 payment to the EMS provider immediately prior to the closing of the proposed transaction and (ii) provide a guaranty of the Buyer’s payment of certain long-term liabilities that were originally agreed to and set forth in the manufacturing agreement, in an aggregate amount expected to equal up to approximately $5.5 million, the majority of which would not become payable until January 2026; provided that if such guaranty is exercised by the EMS provider, the Company will have the right to require the Buyer to reassign to the Company all intellectual property assigned to the Buyer in the proposed transaction.

In connection with the proposed transaction, the Company expects to agree to a 5-year non-compete with respect to those business lines. In addition, the Company and the Buyer plan to enter into a transition services agreement, and the Company expects to allow the Buyer to operate from one of the Company’s buildings at its Alhambra, California facility for 12 months without payment of rent.

The proposed transaction excludes the Company’s chip business and wafer fabrication facilities.

The letter of intent signed by the parties is non-binding, and the proposed transaction remains subject to due diligence, receipt of certain third-party consents, and negotiation and execution of definitive transaction agreements. The parties expect the definitive transaction agreements to be executed by September 30, 2023. There is no assurance that the proposed transaction will be consummated on the terms described above, or at all.

As a result of the proposed transaction, the Company expects its last-time-buy revenues to now aggregate approximately $6 million, of which $1.3 million was recognized as revenue through June 30, 2023, and the majority of which relates to the Company’s chip business. It is contemplated that substantially all other orders the Company had expected from last time buys related to the transferred businesses that have not yet been fulfilled will be transferred to the Buyer if the transaction is consummated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are based on the Company’s current expectations and projections about future events and financial trends affecting the financial condition of the Company’s business. Such forward-looking statements include, in particular, the terms and conditions of the proposed transaction, the timing of the execution of definitive transaction documents, the expectation that the proposed transaction will occur, and the Company’s expected revenue pursuant to last time buys.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. The Company cautions that these forward-looking statements relate to future events or its future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of the Company’s business or its industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the risks related to the expected sale of the Broadband business and potential sale of the wafer fabrication facility and/or the remaining Broadband businesses, including without limitation the failure to successfully negotiate or execute definitive transaction agreements, termination of definitive agreement prior to closing, failure to achieve any anticipated proceeds from any such sale or to fully realize the anticipated benefits of such a transaction, even if the potential transaction occurs, diversion of management’s time and attention from the Company’s remaining businesses to the sales of such businesses, third party costs incurred by the Company related to any such transaction, and risks associated with any liabilities related to the transaction or any such assets or business that are retained by the Company in any sale transaction; (b) any disruptions to the Company’s operations as a result of restructuring activities; (c) risks related to costs and expenses incurred in connection with restructuring activities and anticipated operational costs savings arising from the restructuring actions; (d) risks related to the loss of personnel; (e) risks related to customer and vendor relationships and contractual obligations with respect to the shutdown of the Broadband business segment and the discontinuance of its defense optoelectronics product line; (f) risks and uncertainties related to the Company’s current expectations with respect to potential revenues arising from last time buys by Broadband and Defense Optoelectronics customers; (g) risks related to the closing of the manufacturing support and engineering center in China; (h) rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (i) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (j) delays and other difficulties in commercializing new products; (k) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by customers, and (iv) to successfully compete with products offered by competitors; (l) uncertainties concerning the availability and cost of commodity materials and specialized product components that the Company does not make internally; (m) actions by competitors; (n) risks and uncertainties related to the outcome of legal proceedings; (o) risks and uncertainties related to applicable laws and regulations; (p) acquisition-related risks, including that (i) the revenues and net operating results obtained from recent acquisitions may not meet the Company’s expectations, (ii) the costs and cash expenditures for integration of recent acquisitions may be higher than expected, (iii) the Company may not recognize the anticipated synergies from recent acquisitions, (iv) there could be losses and liabilities arising from these acquisitions that the Company will not be able to recover from any source, and (v) the Company may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve growth objectives; (q) risks related to the Company’s ability to obtain capital; (r) the effect of component shortages and any alternatives thereto; (s) risks and uncertainties related to manufacturing and production capacity; (t) risks related to the conversion of order backlog into product revenue; and (u) other risks and uncertainties discussed under Item 1A - Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as updated by subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of the Company’s experience and perception of historical trends, current conditions, and expected future developments as well as other factors that the Company believes are appropriate under the circumstances. While these statements represent the Company’s judgment on what the future may hold, and the Company believes these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. The Company cautions you not to rely on these statements without also considering the risks and uncertainties associated with these statements and business that are addressed in the Company’s filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Certain information included in this Current Report on Form 8-K may supersede or supplement forward-looking statements in other Exchange Act reports filed with the SEC. The Company does not intend to update any forward-looking statement to conform such statements to actual results or to changes in the Company’s expectations, except as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
August 8, 2023	Title:	Chief Financial Officer